Exhibit (a)(1)(f)

Reminder Emails to Employees

September 3 – One Week After Offer to Exchange Commences

We have just completed week one of Exar Corporation’s stock option exchange offer. The offer to exchange your eligible stock options will expire at 5:00 p.m., Pacific time, on [September 25], 2003. If you would like to participate in this offer, you must complete and sign the election form which was previously provided to you, and fax it to Gene Robles at fax number (510) 668-7011 or hand deliver it to Gene Robles at Exar Corporation, 48720 Kato Road, Fremont, CA 94538 before 5:00 p.m., Pacific time, on [September 25], 2003. Only election forms that are complete, signed and actually received by Gene Robles by the deadline will be accepted. Election forms submitted by U.S. mail and Federal Express are not permitted. If you have questions, please call Gene Robles at (510) 668-7075.

This notice does not constitute the offer to exchange. The full terms of the offer are described in (1) the Offer to Exchange Certain Outstanding Options for New Options, dated August 27, 2003; (2) the election form; and (3) the withdrawal form, all of which have been distributed to you. You may also access these documents through Exar Corporation’s website at www.exar.com via the link “Tender Offer Information,” or through the U.S. Securities and Exchange Commission’s website at www.sec.gov.

September [18] – Final Week

We are entering the final week of Exar Corporation’s stock option exchange offer. There are seven (7) days left to make your election. The offer to exchange your eligible stock options will expire at 5:00 p.m., Pacific time, on [September 25], 2003. If you would like to participate in this offer, you must complete and sign the election form which was previously provided to you, and fax it to Gene Robles at fax number (510) 668-7011 or hand deliver it to Gene Robles at Exar Corporation, 48720 Kato Road, Fremont, CA 94538 before 5:00 p.m., Pacific time, on [September 25], 2003. Only election forms that are complete, signed and actually received by Gene Robles by the deadline will be accepted. Election forms submitted by U.S. mail and Federal Express are not permitted. If you have questions, please call Gene Robles at (510) 668-7075.

This notice does not constitute the offer to exchange. The full terms of the offer are described in (1) the Offer to Exchange Certain Outstanding Options for New Options, dated August 27, 2003; (2) the election form; and (3) the withdrawal form, all of which have been distributed to you. You may also access these documents through Exar Corporation’s website at www.exar.com via the link “Tender Offer Information,” or through the U.S. Securities and Exchange Commission’s website at www.sec.gov.

September [25] – Last Day (Offer Expiration Date)

Today is the last day to elect to exchange your eligible options as part of Exar Corporation’s stock option exchange offer. The offer to exchange your eligible stock options will expire at 5:00 p.m., Pacific time, on [September 25], 2003. If you wish to exchange your eligible options and have not already done so, you must complete and sign the election form which was previously provided to you, and fax it to Gene Robles at fax number (510) 668-7011 or hand deliver it to Gene Robles at Exar Corporation, 48720 Kato Road, Fremont, CA 94538 before 5:00 p.m., Pacific time, on [September 25], 2003. Only election forms that are complete, signed and actually received by

Gene Robles by the deadline will be accepted. Election forms submitted by U.S. mail and Federal Express are not permitted. If you have questions, please call Gene Robles at (510) 668-7075.

This notice does not constitute the offer to exchange. The full terms of the offer are described in (1) the Offer to Exchange Certain Outstanding Options for New Options, dated August 27, 2003; (2) the election form; and (3) the withdrawal form, all of which have been distributed to you. You may also access these documents through Exar Corporation’s website at www.exar.com via the link “Tender Offer Information,” or through the U.S. Securities and Exchange Commission’s website at www.sec.gov.